Exhibit 3.288
PHC-PALESTINE, INC.
BYLAWS
ARTICLE I
OFFICES
SECTION 1.1. OFFICES. The Corporation, in addition to its registered office in the State of Nevada, may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
SHAREHOLDERS
SECTION 2.1. ANNUAL MEETINGS. An annual meeting of shareholders shall be held at such place within or without the State of Nevada as may be designated by the Board of Directors, except for a legal holiday, at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the shareholders shall elect a Board of Directors by a plurality vote and transact such other business as may properly be brought before the meeting.
SECTION 2.2. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, which shall be held at such place either within or without the State of Nevada as shall be stated in the notice, or a duly executed waiver thereof, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or the Board of Directors and shall be called by the President or Secretary at the request in writing of a majority of the total number of directors or at the request in writing of shareholders holding not less than fifty percent (50%) of the voting power given to all stock of the Corporation issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting and the date, time, and place thereof. Business transacted at any special meeting of shareholders shall be limited to the purpose stated in the notice.
SECTION 2.3. FIXING RECORD DATE. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) or less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

          (a) If no record date is fixed:
               (i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
               (ii) The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.
               (iii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
          (b) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
SECTION 2.4. NOTICE OF MEETING. Except as otherwise required by statute, notice of the time and place of each meeting of shareholders, whether annual or special, shall be given at least ten (10), and not more than sixty (60), days before the date the meeting is to be held, to each shareholder of record entitled to vote thereat, by delivering a written or printed notice thereof to such shareholder personally or by mailing such notice in a postage prepaid envelope addressed to such shareholder at his post office address as the same appears on the stock records of the Corporation.
          (a) Except as otherwise required by statute, no publication of any notice of a meeting of shareholders shall be required.
          (b) In the case of a special meeting, the notice shall indicate briefly the purpose or purposes of such meeting.
          (c) Except as otherwise required by statute, no notice of a special or annual meeting shall be required as to any shareholder who shall attend such meeting in person or by proxy; and if any shareholder shall, in person or by attorney duly authorized, waive notice of any meeting, whether before or after such meeting be held, notice shall not be required as to such shareholder.
          (d) Except as otherwise required by statute, no notice of any adjourned meeting of shareholders shall be required to be given.
SECTION 2.5. QUORUM. The holders of shares constituting a majority of the voting power given to all stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at each meeting of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation.
SECTION 2.6. ADJOURNMENT. At any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, may, by a vote of a majority of the voting power given to all stock so present or represented, adjourn the meeting for a period not exceeding thirty (30) days from time to time, without notice other than announcement at the meeting, except as otherwise provided by statute or the Articles of Incorporation. If a quorum was present or represented by the original meeting or if a quorum shall be present or represented at such adjourned meeting, any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally notified.
SECTION 2.7. VOTING. When a quorum is present at any meeting, all questions brought before the meeting shall be decided by the vote of the holders of shares constituting a majority of the voting power given to all stock present in person or represented by proxy at such meeting and entitled to vote thereon, unless the question is one upon which by express provision of statute, or of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.
          (a) Each outstanding share of stock shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, except as and to the extent otherwise provided by statute, the Articles of Incorporation, or these Bylaws.
          (b) At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by such shareholder or by his duly authorized attorney-in-fact.
          (c) No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.
SECTION 2.8. VOTING LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.
SECTION 2.9. CONSENT WITHOUT A MEETING. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by statute, the Articles of Incorporation, or these Bylaws, the meeting and vote of shareholders may be dispensed with, if the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to such corporate action being taken.
SECTION 2.10. CONDUCT OF MEETING. The Chairman of the Board, if one is elected by the Board of Directors, shall preside at all meetings of shareholders. If the Chairman of the Board is absent or otherwise unable to act, or if one has not been elected, then the President shall preside at all meetings of shareholders. The Secretary shall keep the records of each meeting of shareholders. In the absence or inability to act of any such officer, such officer’s duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these Bylaws.
ARTICLE III
DIRECTORS
SECTION 3.1. NUMBER. The number of directors that shall constitute the whole board shall be two (2). The number of directors constituting the whole board may be increased or decreased by resolution of all of the directors then in office to any number between two (2) and nine (9), but in no event shall such number exceed nine (9). The directors shall be elected at the annual meeting of the shareholders at which a quorum is present, and each director elected shall hold office until his successor is elected and qualified or until his resignation or removal. Directors need not be shareholders.
SECTION 3.2. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, including by a sole remaining director, and each director so chosen shall hold office until his successor is elected and qualified or until his earlier resignation or removal.
SECTION 3.3 REMOVAL. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, at any meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holder of a majority of the shares then entitled to vote on the election of directors.
SECTION 3.4. POWERS. The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Articles of Incorporation, or these Bylaws directed or required to be exercised or done by the shareholders.
SECTION 3.5. MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Nevada. The first meeting of each newly elected Board of Directors shall be held following the adjournment of and at the same place as the annual meeting of shareholders, and no notice of such meeting shall he necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event of the failure to hold such meeting of the newly elected Board of Directors, at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as specified in a written waiver signed by all of the directors.
          (a) Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board and communicated to all members thereof.
          (b) Special meetings of the Board of Directors may be called by the President or the Chairman of the Board on two (2) days notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of at least two (2) directors.
SECTION 3.6. QUORUM. At all meetings of the board, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the total number of directors shall be the act of the Board of Directors, except as otherwise provided by statute, the Articles of Incorporation, or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
SECTION 3.7. PROCEDURE. The Chairman of the Board of Directors shall preside at all meetings of the shareholders and of the Board of Directors and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. The Chairman of the Board of Directors shall not be an officer of the Corporation, though the same person may serve both as Chairman of the Board of Directors and as an officer of the Corporation. He shall be chosen by the Board of Directors, as far as is practicable at the first meeting of the Board of Directors after each annual meeting of shareholders.
SECTION 3.8. ACTION WITHOUT MEETING. Unless otherwise restricted by statute, the Articles of Incorporation, or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the board or committee.
SECTION 3.9. TELEPHONIC MEETING. Unless otherwise restricted by statute, the Articles of Incorporation, or these Bylaws, members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

SECTION 3.10. COMPENSATION. The directors and members of special and standing committees may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or such committee, a fixed sum for attendance at each such meeting, and such other compensation as the Board of Directors may determine from time to time. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE IV
COMMITTEES
SECTION 4.1. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by the majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in such resolution or resolutions, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; provided, however, that in no event shall any such committee have any power or authority in reference to (a) amending the Articles of Incorporation, (b) adopting an agreement of merger or consolidation, (c) recommending to the shareholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, (d) recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, (e) amending the Bylaws of the Corporation, or (f) unless specifically so authorized by resolution passed by a majority of the whole board, declaring a dividend or authorizing the issuance of stock. Such committee or committees shall have such name or names and conduct its business in such areas and under such rules and regulations as may be determined from time to time by resolution passed by a majority of the whole Board of Directors. Each such committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
SECTION 4.2. COMMITTEE CHANGES; REMOVAL. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.
SECTION 4.3. REGULAR MEETINGS. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.
SECTION 4.4. SPECIAL MEETINGS. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two days before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

SECTION 3.10. COMPENSATION. The directors and members of special and standing committees may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or such committee, a fixed sum for attendance at each such meeting, and such other compensation as the Board of Directors may determine from time to time. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE IV
COMMITTEES
SECTION 4.1. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by the majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in such resolution or resolutions, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; provided, however, that in no event shall any such committee have any power or authority in reference to (a) amending the Articles of Incorporation, (b) adopting an agreement of merger or consolidation, (c) recommending to the shareholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, (d) recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, (e) amending the Bylaws of the Corporation, or (f) unless specifically so authorized by resolution passed by a majority of the whole board, declaring a dividend or authorizing the issuance of stock. Such committee or committees shall have such name or names and conduct its business in such areas and under such rules and regulations as may be determined from time to time by resolution passed by a majority of the whole Board of Directors. Each such committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
SECTION 4.2. COMMITTEE CHANGES; REMOVAL. The Board of Directors shall have the power at any lime to fill vacancies in, to change the membership of, and to discharge any committee.
SECTION 4.3. REGULAR MEETINGS. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.
SECTION 4.4. SPECIAL MEETINGS. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two days before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

SECTION 4.5. QUORUM; MAJORITY VOTE. At meetings of any committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Certificate of Incorporation, or these Bylaws.
SECTION 4.6. COMPENSATION. Committee members may, by resolution of the Board of Directors, be allowed a stated salary or a fixed sum and expenses of attendance, if any, for attending any committee meetings.
ARTICLE V
NOTICES
SECTION 5.1. METHOD. Notices to directors, committee members, and shareholders shall be in writing and delivered personally or mailed to the directors, committee members, or shareholders at their addresses appearing on the records of the Corporation. Notice by mail shall be deemed to be given when deposited in the United States mail postage prepaid.
SECTION 5.2. WAIVER. Whenever any notice is required to be given by statute, the Articles of Incorporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders or directors need be specified in any written waivers of notice.
ARTICLE VI
OFFICERS
SECTION 6.1. ELECTED OFFICERS. The elected officers of the Corporation shall be a President, one or more Vice Presidents, with such titles as may be designated by the Board of Directors, a Secretary, and a Treasurer. No elected officer need be a director.
SECTION 6.2. ELECTION. All elected officers shall be chosen by the Board of Directors and shall be chosen at the first meeting of the Board of Directors after each annual meeting of shareholders.
SECTION 6.3. APPOINTIVE OFFICES. The Board of Directors may also appoint one or more assistant Secretaries and assistant Treasurers and such other officers, assistant officers,

and agents as it shall deem necessary, who shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors or by the President. No appointive officer or agent need be a director.
SECTION 6.4. COMPENSATION. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.
SECTION 6.5. TERM. The officers and agents of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any officer or agent elected or appointed by the Board of Directors may be removed with or without cause at any time by the affirmative vote of a majority of the whole Board of Directors.
SECTION 6.6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected by the Board of Directors, shall be the chief executive officer of the Corporation and, subject to the Board of Directors, he shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. He shall preside at all meetings of the shareholders and of the Board of Directors. He may agree upon and execute all division and transfer orders, bonds, contracts, and other obligations in the name of the Corporation, and he may sign all certificates for shares of stock of the Corporation.
SECTION 6.7. PRESIDENT. The President shall be the chief executive officer of the Corporation if no Chairman of the Board has been elected and, subject to the provisions of these Bylaws, shall have general authority over the operations of the Corporation subject to the review of and approval by the Board of Directors. In the absence of the Chairman of the Board, the President shall preside when present at meetings of the shareholders and the Board of Directors. He shall have general authority to execute bonds, deeds, and contracts in the name of the Corporation and to affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require and to fix their compensation, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority that shall have elected or appointed him, any officer subordinate to the President; and in general to exercise all the powers usually appertaining to the office of the President of a corporation, except as otherwise provided by statute, the Articles of Incorporation, or these Bylaws.
SECTION 6.8. VICE PRESIDENTS. The Vice President or, if there shall be more than one, the Vice Presidents shall generally assist the President, shall perform the duties and exercise the powers as usually pertain to the office, and shall perform such other duties and have such other powers not inconsistent with these Bylaws as the Board of Directors or the President may from time to time prescribe.
SECTION 6.9. SECRETARY. The Secretary shall attend all meetings of the Board of

Directors and all meetings of the shareholders and record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall act. He shall keep in safe custody the seal of the Corporation, and he shall have the authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of an assistant Secretary.
SECTION 6.10. ASSISTANT SECRETARIES. Each Assistant Secretary shall have such powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board, if one has been elected, or the President. The Assistant Secretary(s) shall exercise the powers of the Secretary during that officer’s absence or inability to act.
SECTION 6.11. TREASURER. The Treasurer shall be the chief accounting officer of the Corporation and shall have active control of and shall be responsible for all matters pertaining to the accounts and finances of the Corporation. He shall audit all payrolls and vouchers of the Corporation and shall direct the manner of certifying the same; shall supervise the manner of keeping all vouchers for payments by the Corporation and all other documents relating to such payments; shall receive, audit, and consolidate all operating and financial statements of the Corporation and its various departments; shall have supervision of the books of account of the Corporation, their arrangement, and their classification; shall supervise the accounting and auditing practices of the Corporation; and shall have charge of all matters relating to taxation. The Treasurer shall have the care and custody of all monies, funds, and securities of the Corporation; shall deposit or cause to be deposited all such funds in and with such depositories as the Board of Directors shall from time to time direct or as shall be selected in accordance with procedures established by the Board of Directors; shall advise upon all terms of credit granted by the Corporation; and shall be responsible for the collection of all its accounts and shall cause to be kept full and accurate accounts of all receipts and disbursements of the Corporation. He shall have the power to endorse for deposit or collection or otherwise all checks, drafts, notes, bills of exchange, or other commercial papers payable to the Corporation and to give proper receipts or discharges for all payments to the Corporation. The Treasurer shall generally perform all the duties usually appertaining to the office of Treasurer of a corporation.
SECTION 6.12. ASSISTANT TREASURERS. Each Assistant Treasurer shall have such powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board, if one has been elected, or the President. The Assistant Treasurer(s) shall exercise the powers of the Treasurer during that officer’s absence or inability to act.
ARTICLE VII
CERTIFICATES OF STOCK
SECTION 7.1. EXECUTION. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the President, or a Vice President, and by the Treasurer, or the Secretary or Assistant Secretary of the Corporation, identifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and the number of shares.
SECTION 7.2. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum and with such coverage as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.
SECTION 7.3. TRANSFER OF SHARES. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney.
SECTION 7.4. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Texas.
SECTION 7.5. REGULATIONS. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Corporation.
SECTION 7.6. LEGENDS. The Board of Directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the Board of Directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.
ARTICLE VIII
GENERAL PROVISIONS

SECTION 8.1. DIVIDENDS. Dividends upon the stock of the Corporation, subject to the provisions of the statutes and the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of stock, subject to the provisions of the statutes and the Articles of Incorporation.
SECTION 8.2. RESERVES. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for working capital or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
SECTION 8.3. SURETY BONDS. The Board of Directors may require, from time to time, that such officers, agents, or employees of the Corporation as the Board of Directors may direct, be bonded for the faithful performance of their duties in such amounts and by such surety companies as the Board of Directors may determine. The premium on such bonds shall be paid by the Corporation, and the bonds so furnished shall be in the custody of the Secretary.
SECTION 8.4. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
SECTION 8.5. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
SECTION 8.6. SEAL. The corporation shall have no seal.
SECTION 8.7. SECURITIES OF OTHER CORPORATIONS. The Chairman of the Board, the President, or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.
SECTION 8.8. MORTGAGES, ETC. With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolution, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.

SECTION 8.9. INVALID PROVISIONS. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.
ARTICLE IX
AMENDMENT
SECTION 9.1. AMENDMENT. These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the board.
The undersigned, the Secretary of the Corporation, hereby certifies that the foregoing Bylaws were adopted by the Board of Directors of the Corporation as of August 10, 1998.

/s/ Howard T. Wall III
Howard T. Wall III
Secretary